DERIVED INFORMATION [2/3/06]

$57,400,000

Classes M-4, M-6, and M-8

Mezzanine Bonds Offered

(Approximate)

$7,000,000

Classes B-1

Subordinate Bonds Offered

(Approximate)

[$1,389,500,100]

Total Certificates Offered & Non-Offered

Home Equity Pass-Through Certificates, Series 2006-3

Credit Suisse First Boston Mortgage Securities Corp.

Depositor

[U.S. Bank, N.A.]

Trustee

The issuer has filed a registration statement (including a prospectus) with the SEC for the offering to which this communication relates with a file number of 333-127872. Before you invest, you should read the prospectus in that registration statement and other documents the issuer has filed with the SEC for more complete information about the issuer and this offering. You may get these documents for free by visiting EDGAR on the SEC website at www.sec.gov. Alternatively, the issuer, any underwriter or any dealer participating in the offering will arrange to send you the prospectus if you request it by calling toll-free 1-800-221-1037.

This free writing prospectus is not required to contain all information that is required to be included in the base prospectus and the prospectus supplement that will be prepared for the securities offering to which this free writing prospectus relates. This free writing prospectus is not an offer to sell or a solicitation of an offer to buy these securities in any state where such offer, solicitation or sale is not permitted.

The information in this free writing prospectus is preliminary, and may be superseded by an additional free writing prospectus provided to you prior to the time you enter into a contract of sale. This preliminary free writing prospectus is being delivered to you solely to provide you with information about the offering of the Certificates referred to in this preliminary free writing prospectus and to solicit an offer to purchase the Certificates, when, as and if issued. Any such offer to purchase made by you will not be accepted and will not constitute a contractual commitment by you to purchase any of the Certificates until we have accepted your offer to purchase Certificates. We will not accept any offer by you to purchase Certificates, and you will not have any contractual commitment to purchase any of the Certificates until after you have received the free writing prospectus provided to you prior to the time you enter into a contract of sale. You may withdraw your offer to purchase Certificates at any time prior to our acceptance of your offer.

Any legends, disclaimers or other notices that may appear at the bottom of the email communication to which this free writing prospectus is attached relating to (1) these materials not constituting an offer (or a solicitation of an offer), (2) no representation that these materials are accurate or complete and may not be

HEAT 2006-3
CLASS M-4
Triggers Functional
To Maturity
12 Mos Lag
100% PPC
Priced at Par

Table 1 - Class M-4

40% Severity
Yield	3.7%	5.7%	7.7%
Discount Margin	68	67	64
Wtd Ave Life	9.3	9.1	9.2
Total Coll Losses to Maturity	12.9%	13.3%	13.5%
DM-Break CDR	15.4%	16.1%	16.4%
Loss on M-4	-	-	-
Libor	Fwd - 200 bps	Forward	Fwd + 200 bps

Wtd Ave Life	9.3	9.1	9.2
Total Coll Losses to Maturity	12.9%	13.3%	13.5%
B/E CDR	15.4%	16.1%	16.4%
Loss on M-4	-	-	-
Libor	Fwd - 200 bps	Forward	Fwd + 200 bps

50% Severity
Yield	3.7%	5.7%	7.7%
Discount Margin	68	67	63
Wtd Ave Life	9.9	9.8	9.6
Total Coll Losses to Maturity	13.2%	13.7%	13.8%
DM-Break CDR	12.0%	12.5%	12.6%
Loss on M-4	-	-	-
Libor	Fwd - 200 bps	Forward	Fwd + 200 bps

Wtd Ave Life	9.9	9.8	9.6
Total Coll Losses to Maturity	13.2%	13.7%	13.8%
B/E CDR	12.0%	12.5%	12.6%
Loss on M-4	-	-	-
Libor	Fwd - 200 bps	Forward	Fwd + 200 bps

60% Severity
Yield	3.7%	5.7%	7.7%
Discount Margin	68	67	64
Wtd Ave Life	10.2	10.3	10.3
Total Coll Losses to Maturity	13.4%	13.9%	14.0%
DM-Break CDR	9.8%	10.2%	10.3%
Loss on M-4	-	-	-
Libor	Fwd - 200 bps	Forward	Fwd + 200 bps

Wtd Ave Life	10.2	10.3	10.3
Total Coll Losses to Maturity	13.4%	13.9%	14.0%
B/E CDR	9.8%	10.2%	10.3%
Loss on M-4	-	-	-
Libor	Fwd - 200 bps	Forward	Fwd + 200 bps

HEAT 2006-3
CLASS M-4
Triggers Functional
To Maturity
12 Mos Lag
100% PPC
Priced at Par

Table 1 - Class M-4

40% Severity
Yield	3.7%	5.7%	7.7%
Discount Margin	68	67	64
Wtd Ave Life	9.8	9.7	9.7
Total Coll Losses to Maturity	11.3%	11.5%	11.5%
DM-Break CDR	13.0%	13.3%	13.3%
Loss on M-4	-	-	-
Libor	Fwd - 200 bps	Forward	Fwd + 200 bps

Wtd Ave Life	9.8	9.7	9.7
Total Coll Losses to Maturity	11.3%	11.5%	11.5%
B/E CDR	13.0%	13.3%	13.3%
Loss on M-4	-	-	-
Libor	Fwd - 200 bps	Forward	Fwd + 200 bps

50% Severity
Yield	3.7%	5.7%	7.7%
Discount Margin	66	67	64
Wtd Ave Life	10.4	10.2	10.3
Total Coll Losses to Maturity	11.9%	12.1%	12.1%
DM-Break CDR	10.5%	10.7%	10.7%
Loss on M-4	82,800	-	-
Libor	Fwd - 200 bps	Forward	Fwd + 200 bps

Wtd Ave Life	9.9	10.2	9.8
Total Coll Losses to Maturity	11.8%	12.1%	12.0%
B/E CDR	10.4%	10.7%	10.6%
Loss on M-4	-	-	-
Libor	Fwd - 200 bps	Forward	Fwd + 200 bps

60% Severity
Yield	3.7%	5.6%	7.7%
Discount Margin	66	58	63
Wtd Ave Life	10.8	10.8	10.3
Total Coll Losses to Maturity	12.3%	12.5%	12.4%
DM-Break CDR	8.8%	9.0%	8.9%
Loss on M-4	-	405,651	-
Libor	Fwd - 200 bps	Forward	Fwd + 200 bps

Wtd Ave Life	10.2	10.2	10.3
Total Coll Losses to Maturity	12.2%	12.4%	12.4%
B/E CDR	8.7%	8.9%	8.9%
Loss on M-4	-	-	-
Libor	Fwd - 200 bps	Forward	Fwd + 200 bps

HEAT 2006-3
CLASS M-4
Triggers Functional
To Maturity
12 Mos Lag
50% Severity
Priced at Par

Table 1 - Class M-4

200% PPC
Yield	3.6%	5.7%	7.6%
Discount Margin	55	69	60
Wtd Ave Life	1.7	4.2	4.1
Total Coll Losses to Maturity	1.3%	9.8%	10.5%
DM-Break CDR	2.2%	17.8%	19.2%
Loss on M-4	-	-	-
Libor	Fwd - 200 bps	Forward	Fwd + 200 bps

Wtd Ave Life	4.3	4.2	4.1
Total Coll Losses to Maturity	9.5%	9.8%	10.5%
B/E CDR	17.1%	17.8%	19.2%
Loss on M-4	-	-	-
Libor	Fwd - 200 bps	Forward	Fwd + 200 bps

100% PPC
Yield	3.7%	5.7%	7.7%
Discount Margin	68	67	63
Wtd Ave Life	9.9	9.8	9.6
Total Coll Losses to Maturity	13.2%	13.7%	13.8%
DM-Break CDR	12.0%	12.5%	12.6%
Loss on M-4	-	-	-
Libor	Fwd - 200 bps	Forward	Fwd + 200 bps

Wtd Ave Life	9.9	9.8	9.6
Total Coll Losses to Maturity	13.2%	13.7%	13.8%
B/E CDR	12.0%	12.5%	12.6%
Loss on M-4	-	-	-
Libor	Fwd - 200 bps	Forward	Fwd + 200 bps

50% PPC
Yield	3.7%	5.8%	7.8%
Discount Margin	67	66	62
Wtd Ave Life	16.2	16.4	16.8
Total Coll Losses to Maturity	19.7%	19.8%	19.3%
DM-Break CDR	10.9%	10.9%	10.5%
Loss on M-4	-	-	-
Libor	Fwd - 200 bps	Forward	Fwd + 200 bps

Wtd Ave Life	16.2	16.4	16.8
Total Coll Losses to Maturity	19.7%	19.8%	19.3%
B/E CDR	10.9%	10.9%	10.5%
Loss on M-4	-	-	-
Libor	Fwd - 200 bps	Forward	Fwd + 200 bps

HEAT 2006-3
CLASS M-4
Triggers Functional
To Maturity
12 Mos Lag
50% Severity
Priced at Par

Table 1 - Class M-4

200% PPC
Yield	3.6%	5.7%	7.6%
Discount Margin	55	70	60
Wtd Ave Life	1.7	4.3	4.3
Total Coll Losses to Maturity	1.2%	8.9%	9.6%
DM-Break CDR	2.1%	16.1%	17.4%
Loss on M-4	-	-	-
Libor	Fwd - 200 bps	Forward	Fwd + 200 bps

Wtd Ave Life	4.4	4.3	4.3
Total Coll Losses to Maturity	8.6%	8.9%	9.6%
B/E CDR	15.5%	16.1%	17.4%
Loss on M-4	-	-	-
Libor	Fwd - 200 bps	Forward	Fwd + 200 bps

100% PPC
Yield	3.7%	5.7%	7.7%
Discount Margin	66	67	64
Wtd Ave Life	10.4	10.2	10.3
Total Coll Losses to Maturity	11.9%	12.1%	12.1%
DM-Break CDR	10.5%	10.7%	10.7%
Loss on M-4	82,800	-	-
Libor	Fwd - 200 bps	Forward	Fwd + 200 bps

Wtd Ave Life	9.9	10.2	9.8
Total Coll Losses to Maturity	11.8%	12.1%	12.0%
B/E CDR	10.4%	10.7%	10.6%
Loss on M-4	-	-	-
Libor	Fwd - 200 bps	Forward	Fwd + 200 bps

50% PPC
Yield	3.8%	5.8%	7.7%
Discount Margin	67	65	61
Wtd Ave Life	17.2	17.1	18.0
Total Coll Losses to Maturity	17.8%	17.5%	16.9%
DM-Break CDR	9.4%	9.1%	8.6%
Loss on M-4	-	-	221,428
Libor	Fwd - 200 bps	Forward	Fwd + 200 bps

Wtd Ave Life	17.2	17.1	17.0
Total Coll Losses to Maturity	17.8%	17.5%	16.7%
B/E CDR	9.4%	9.1%	8.5%
Loss on M-4	-	-	-
Libor	Fwd - 200 bps	Forward	Fwd + 200 bps